As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

Registration Statement Under the Securities Act of 1933

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)	99-0367049 (I.R.S. Employer Identification No.)

1414 Harbour Way, Suite 1201
Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2014 Equity Incentive Plan
(Full Title of the Plan)

Thomas Looby, CEO

Ekso Bionics Holdings, Inc.

1414 Harbour Way, Suite 1201

Richmond, CA 94804

(510) 984-1761

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Erin M. Anderman, Esq.

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, MA 02210

(617) 439-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☑

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000	(1)	$1.25	(2)	$1,250,000.00	(2)	$155.63	(2)

(1)	This registrant is filing this Registration Statement to register the issuance of an additional 1,000,000 shares of Common Stock that may be issued under the registrant’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), which shares are in addition to 1,655,714 shares (taking into account a 1-for-7 reverse stock split on May 4, 2016) of Common Stock previously registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-207131) and 2,058,571 shares (taking into account a 1-for-7 reverse stock split on May 4, 2016) of Common Stock previously registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-198357), both of which were filed with the Securities and Exchange Commission. This Registration Statement also covers an indeterminate number of shares that may become issuable under the Plan as a result of a stock dividend, stock split, or other recapitalization.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the price at which options may be exercised and where such price is not known, the average of the high and low prices of the registrant’s common stock as quoted on the Nasdaq Capital Market on September 28, 2017.

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORMS S-8 (NO. 333-207131; NO. 333-198357)

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to Ekso Bionics Holdings, Inc.’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of (a) the registration statement on Form S-8 (File No. 333-198357) that we filed with the Securities and Exchange Commission on August 25, 2014 relating to the registration of 2,058,571 shares (taking into account a 1-for-7 reverse stock split on May 4, 2016) of our common stock authorized for issuance under the Plan, and (b) the registration statement on Form S-8 (File No. 333-207131) that we filed with the Securities and Exchange Commission on September 25, 2015, relating to the registration of 1,655,714 shares (taking into account a 1-for-7 reverse stock split on May 4, 2016) of our common stock authorized for issuance under the Plan, in each case, in their entirety and including exhibits thereto. This Registration Statement provides for the registration of an additional 1,000,000 shares of common stock to be issued under the Plan. These 1,000,000 shares represent an increase in the number of shares of common stock reserved for issuance under the Plan, which increase was approved by the stockholders on June 20, 2017 at the 2017 Annual Meeting of Stockholders of Ekso Bionics Holdings, Inc. As a result of the foregoing, the number of shares of common stock reserved under the Plan is now 4,714,285.

Item 8.	Exhibits

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 19, 2015)

4.2	By-Laws of the Registrant (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

4.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed on December 23, 2015 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 24, 2015)

4.4	Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock, filed on April 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 7, 2016)

4.5	Certificate of Change of Ekso Bionics Holdings, Inc. effective May 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)

4.6	Form of specimen certificate (incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on June 23, 2015)

4.7	Registration Rights Agreement, dated as of January 15, 2014, by and among the Registrant and the investors named therein (incorporated by reference from Exhibit 10.10 of the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

4.8	Registration Rights Agreement, dated as of July 19, 2017, by and among the Registrant and the purchasers named therein (incorporated by reference from Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on July 25, 2017)

5.1*	Opinion of Nutter, McClennen & Fish, LLP

23.1*	Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1)

23.2*	Consent of OUM & Co., LLP

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

99.1	The Registrant’s Amended and Restated 2014 Equity Incentive Plan (incorporated by reference from Appendix B to Registrant’s Proxy Statement on Schedule 14 filed on April 28, 2017)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on October 4, 2017.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Thomas Looby
Thomas Looby
Chief Executive Officer
(principal executive officer)

Signatures and POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Looby and Maximilian Scheder-Bieschin, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas Looby	Director and Chief Executive Officer	October 4, 2017
Thomas Looby	(principal executive officer)

/s/ Maximilian Scheder-Bieschin	Chief Financial Officer (principal financial and	October 4, 2017
Maximilian Scheder-Bieschin	accounting officer)

/s/ Steven Sherman	Director and Chairman of the Board	October 4, 2017
Steven Sherman

/s/ Marilyn Hamilton	Director	October 4, 2017
Marilyn Hamilton

/s/ Howard Palefsky	Director	October 4, 2017
Howard Palefsky

/s/ Jack Peurach	Director	October 4, 2017
Jack Peurach

/s/ Stanley Stern	Director	October 4, 2017
Stanley Stern

/s/ Theodore Wang	Director	October 4, 2017
Theodore Wang

/s/ Amy Wendell	Director	October 4, 2017
Amy Wendell